Exhibit 10.2

ASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that, pursuant to that certain Asset Purchase Agreement dated as of the 15th day of July, 2010 (the “Purchase Agreement”), by and between NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership (“Seller”), and BLACKWATER GEORGIA, L.L.C., a Georgia limited liability company (“Purchaser”), and for and in consideration of the sum of the Purchase Price paid or payable to Seller by Purchaser, and the assumption by Purchaser of the Assumed Liabilities, Seller hereby assigns, sells, transfers and conveys to Purchaser all of Seller’s right, title, and interest in and to the Assets (other than the Permits, the Lease and the Contracts) as all of such terms are defined in the Purchase Agreement.

TO HAVE AND TO HOLD all of Seller’s right, title, and interest in and to such Assets unto Purchaser, its successors and assigns forever.

Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings attributed to them as are set forth in the Purchase Agreement.

This Bill of Sale is being executed in connection with, and is subject to the terms and conditions set forth in, the Purchase Agreement and shall neither add to nor detract from the Purchase Agreement.

This Bill of Sale may not be modified, changed or supplemented, nor may any obligations hereunder be deemed waived, except by written instrument signed by the party to be charged.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof.

This Bill of Sale shall bind and inure to the benefit of Seller and Purchaser and their respective successors and such assigns as may be permitted under the Purchase Agreement.

This Bill of Sale may be executed in a number of multiple identical counterparts which, when taken together, shall constitute collectively one (1) Bill of Sale, but in making proof of this Bill of Sale it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the day and year first above written.

“SELLER”	“PURCHASER”

NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership	BLACKWATER GEORGIA, L.L.C. By: Blackwater Midstream Corp., its Manager

By: /s/ Michael H. Hoeltzel	By: /s/ Dale Chatagnier
Michael H. Hoeltzel, Senior Vice President	Dale Chatagnier, Secretary